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FOR IMMEDIATE RELEASE	July 11, 2013

Alaska Air Group Initiates Quarterly Cash Dividend
$250 million stock repurchase program will continue

SEATTLE - Alaska Air Group announced today that it will initiate a quarterly cash dividend. Air Group's board of directors declared a $.20 per share dividend to be paid on Aug. 22, 2013, to all shareholders of record as of Aug. 6.
Air Group's quarterly dividend will be financed from operating cash flow and existing cash on hand.
“We're pleased to introduce a dividend as a supplement to our ongoing multiyear stock repurchase program. The combination underscores the board's commitment to build long-term shareholder value,” Alaska Air Group President and CEO Brad Tilden said. “Alaska's strong financial results over the past several years have allowed us to pay meaningful bonuses to our employees, profitably reinvest in our business and grow our network, while significantly reducing debt, keeping our pensions well funded and returning capital to our owners. We believe these financial results are sustainable and a dividend now makes sense as part of our balanced capital allocation strategy.”
The dividend will be in addition to the $250 million stock repurchase program announced in September 2012. Air Group is approximately one-quarter of the way through the program, which is targeted to be completed by the end of 2014. Since 2006, the company has used cash generated from its business to purchase more than $370 million of its common stock while simultaneously paying down debt and cutting its leverage ratio by nearly 30 percentage points from where it was in 2008.
Alaska Air Group intends to pay a dividend each quarter, however, future amounts and payment dates are subject to the determination and approval of the company's board of directors.
Alaska Air Group leaders will host a special investor update presentation at 7:30 a.m. Pacific time / 10:30 a.m. Eastern time today to discuss this announcement. A live webcast of the presentation can be accessed through the company's website at alaskaair.com/investors. For those unable to listen to the live webcast, a copy of the presentation materials and a replay of the webcast will be available at www.alaskaair.com/investors until Oct. 11, 2013.
Alaska Airlines, a subsidiary of Alaska Air Group (NYSE: ALK), together with its partner regional airlines, serves 95 cities through an expansive network in Alaska, the Lower 48, Hawaii, Canada and Mexico. Alaska Airlines has ranked “Highest in Customer Satisfaction Among Traditional Network Carriers” in the J.D. Power and Associates North America Airline Satisfaction StudySM for six consecutive years from 2008 to 2013. For reservations, visit

www.alaskaair.com. For more news and information, visit the Alaska Airlines Newsroom at www.alaskaair.com/newsroom.
This news release contains forward-looking statements, including management's belief that the company's financial results are sustainable and the expectation that the repurchase program will be completed by the end of 2014, subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company's Annual Report on Form 10-K for the year ended Dec. 31, 2012. Some of these risks include general economic conditions; increases in operating costs including fuel, competition, labor costs and relations; our significant indebtedness; inability to meet cost reduction goals; seasonal fluctuations in our financial results; an aircraft accident; and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment and new risk factors emerge from time to time. Management cannot predict such new risk factors nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.
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